As filed with the Securities and Exchange Commission on April 14, 2017 Registration Statement No. 333 – 181459

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2
TO
FORM F-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

KONGZHONG CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35th Floor, Tengda Plaza

No. 168 Xizhimenwai Street

Beijing, China 100044

(+86-10) 8857-6000

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address and telephone number of agent for service in the United States)

Copy to:
Garth W. Bray, Esq.

Sullivan & Cromwell (Hong Kong) LLP

28th Floor, Nine Queen’s Road Central

Hong Kong

(852) 2826 8688

Approximate date of commencement of proposed sale of the securities to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1993. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Form F-3 Registration Statement (File No. 333-181459) (the “Registration Statement”) of KongZhong Corporation (the “Registrant”).

The Registrant is filing this Post-Effective Amendment to the Registration Statement to withdraw and remove from registration the unsold securities previously registered under the Registration Statement by the selling shareholder as referred to in the Registration Statement.

On April 13, 2017, pursuant to the Agreement and Plan of Merger dated as of December 1, 2016, among the Registrant, Linkedsee Limited (“Parent”) and Wiseman International Limited (“Merger Sub”), a wholly owned subsidiary of Parent, Merger Sub was merged with and into the Registrant, with the Registrant being the surviving corporation resulting from the merger (the “Merger”). Upon completion of the Merger, all outstanding ordinary shares and American depositary shares of the Registrant were cancelled.

The Registrant hereby removes from registration, by means of this Post-Effective Amendment, any and all of the securities registered under the Registration Statement which remains unsold by the selling shareholder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on April 14, 2017.

KongZhong Corporation

By:	/s/ Leilei Wang
	Name:	Leilei Wang
	Title:	Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated as of April 14, 2017.

By:	/s/ Leilei Wang
	Name:	Leilei Wang
	Title:	Director and Chief Executive Officer (principal executive officer)

By:	/s/ Jay Chang
	Name:	Jay Chang
	Title:	Chief Financial Officer (principal financial officer)

By:	/s/ Yang Yang
	Name:	Yang Yang
	Title:	Senior Vice President (principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of KongZhong Corporation, has signed this Post-Effective Amendment in Newark, Delaware, on April 14, 2017.

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director